Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Dynex Capital, Inc.
Glen Allen, Virginia

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-222354) and Form S-8 (Nos. 333-198796, 333-224967, and 333-239097) of Dynex Capital, Inc. of our reports dated March 1, 2021, relating to the consolidated financial statements, and the effectiveness of Dynex Capital, Inc.’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

Richmond, VA

March 1, 2021